Dropbox Announces Fiscal 2018 Second Quarter Results

Revenue of $339.2 million, Up 27% Year-Over-Year
Net Cash Provided by Operating Activities of $111.9 million and Free Cash Flow of $102.2 million

SAN FRANCISCO, Calif. - August 9, 2018 - Dropbox, Inc. (NASDAQ: DBX), a leading global collaboration platform, today announced financial results for its second fiscal quarter ended June 30, 2018.

“We delivered another solid quarter of revenue growth in Q2, reflecting the strength of our unique business model,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “We added over a dozen new product features to our user and admin experiences, and strengthened our infrastructure, all while driving a 30% free cash flow margin. With our massive scale and continued product innovation, we’re well on our way to advancing our mission of designing a more enlightened way of working.”

Second Quarter Fiscal 2018 Results

•	Total revenue was $339.2 million, an increase of 27% from the same period last year.

•	Paying users totaled 11.9 million, as compared to 9.9 million for the same period last year. Average revenue per paying user was $116.66, as compared to $111.19 for the same period last year.

•	GAAP gross margin was 73.6%, as compared to 65.4% in the same period last year. Non-GAAP gross margin was 74.5%, as compared to 66.7% in the same period last year.

•	GAAP operating margin was (2.1%), as compared to (10.0%) in the same period last year. Non-GAAP operating margin was 14.1%, as compared to 8.0% in the same period last year.

•	GAAP net loss was ($4.1) million, as compared to ($26.8) million in the same period last year. Non-GAAP net income was $48.0 million, as compared to $20.0 million in the same period last year.

•
Net cash provided by operating activities was $111.9 million, as compared to $86.1 million in the same period last year. Free cash flow was $102.2 million, as compared to $82.4 million in the same period last year.

•
GAAP basic and diluted net loss per share was ($0.01), as compared to ($0.14) in the same period last year. Non-GAAP diluted net income per share was $0.11, as compared to $0.06 in the same period last year. (1)

•	Cash, cash equivalents and short-term investments were $981.8 million at the end of the second quarter of 2018.

(1) Non-GAAP diluted net income per share is calculated based upon 423.1 million and 346.9 million diluted weighted-average shares of common stock for the three months ended June 30, 2018 and 2017, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on our conference call, webcast, and on our investor relations website at investors.dropbox.com.

COO Transition

Dropbox also announced that Dennis Woodside is stepping down as Chief Operating Officer. He’ll remain at the company until early September and serve as an advisor through the end of the year.

During his time at Dropbox, Dennis helped build a strong leadership bench, and Dropbox is proud to announce the promotion of two of these senior leaders. They’ll join the executive team, which will be restructured to take on Dennis’ responsibilities and drive even greater focus on our customers and partners. As a result, the company does not plan to hire another COO.

•
Yamini Rangan, currently VP of Business Strategy & Operations, will become Chief Customer Officer reporting to CEO Drew Houston. In this new role, she’ll be responsible for customer-focused business functions, including Global Sales, Marketing, Customer Experience, Business Development, and Business Strategy & Operations. Yamini joined Dropbox in 2016 and has 20 years of leadership experience across sales, marketing, and operations. Most recently, she led Global Sales Strategy and Operations at Workday, and prior to that, she held senior positions at Appirio and SAP.

•
Lin-Hua Wu, VP of Communications, will also report to CEO Drew Houston. Lin joined Dropbox in 2016 and oversees external and internal communications, and analyst relations. Her role will help ensure the company has the right market context informing its decisions, and that its communications are fully aligned with business strategy. Lin brings more than two decades of experience to Dropbox, coming most recently from Square, where she led Corporate Communications, and Brunswick Group, where she was a partner.

“I’ve had an amazing four years at Dropbox, and am proud of what we’ve accomplished together. It’s been an honor to work with such exceptionally talented people and help grow and scale our business,” said Dennis. “I couldn’t be happier for Yamini and Lin on their promotions, and am confident that the new executive team will take the company to even greater heights.”

“We’re grateful for everything Dennis has done for us,” said Drew. “He’s helped transform Dropbox into a publicly-traded company with over $1 billion in annual revenue and 12 offices around the world. Dennis will always be part of the Dropbox family, and we wish him all the best.”

Conference Call Information

Dropbox plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (877) 300-7844 from the United States or (786) 815-8440 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the Dropbox investor relations website at investors.dropbox.com. Following the completion of the call, a telephonic replay will be available through 11:59 PM Eastern Time on August 16, 2018 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 5483595.

Other Upcoming Events

•
Dropbox to Present at KeyBanc Capital Markets 20th Annual Technology Leadership Forum: Ajay Vashee, Chief Financial Officer, will be presenting at the KeyBanc Capital Markets 20th Annual Technology Leadership Forum in Vail, CO, on Monday, August 13, 2018 at 1:30 p.m. MT / 3:30 p.m. ET. At that time, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

•
Dropbox Lock-up Expiration: In connection with our initial public offering of Class A common stock (the “IPO”), all of our executive officers, directors and holders of our capital stock and securities convertible into or exchangeable for our capital stock as of the IPO entered into market standoff agreements with the Company or entered into lock-up agreements (the “lock-up”) with the underwriters that restrict their ability to sell or transfer their shares. The lock-up period is scheduled to end on September 18, 2018, which falls within our quarterly blackout period that commences at the close of trading on September 7, 2018. Therefore, in accordance with the lock-up agreements with the underwriters, the restricted period will end at the close of market on August 23, 2018, which is ten trading days prior to the commencement of our quarterly blackout period. We will also release our market standoff agreements when the restricted period expires.

About Dropbox

Dropbox is a leading global collaboration platform that's transforming the way people work together, from the smallest business to the largest enterprise. With more than 500 million registered users across more than 180 countries, our products are designed to help unleash the world’s creative energy and establish a more enlightened way of working. Headquartered in San Francisco, CA, Dropbox has 12 offices around the world. For more information on our mission and products, visit dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, statements regarding Dropbox's future operational performance, the demand for our platform, the benefits from new product experiences, and expectations regarding stock-based compensation expense. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. Dropbox has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users; (ii) our ability to attract new users or convert registered users to paying users; (iii) our revenue growth rate; (iv) our history of net losses; (v) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (vi) significant disruption of service on our platform or loss of content; (vii) any decline in demand for our platform or for content collaboration solutions in general; (viii) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (ix) competition in our markets; (x) our ability to respond to rapid technological changes, extend our platform, or develop new features; (xi) our ability to manage our growth or plan for future growth; and (xii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended March 31, 2018. Additional information will be made available in our quarterly report on Form 10-Q and other future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$339.2	$266.7	$655.5	$514.6
Cost of revenue(1)	89.5	92.2	210.1	185.7
Gross profit	249.7	174.5	445.4	328.9
Operating expenses(1):
Research and development	119.7	89.8	498.2	179.1
Sales and marketing	87.4	69.2	244.4	136.4
General and administrative	49.8	42.2	175.9	73.5
Total operating expenses	256.9	201.2	918.5	389.0
Loss from operations	(7.2)	(26.7)	(473.1)	(60.1)
Interest income (expense), net	2.0	(3.0)	0.8	(7.2)
Other income, net	2.2	3.3	5.6	8.1
Loss before income taxes	(3.0)	(26.4)	(466.7)	(59.2)
Provision for income taxes	(1.1)	(0.4)	(2.9)	(0.7)
Net loss	$(4.1)	$(26.8)	$(469.6)	$(59.9)
Net loss per share attributable to common stockholders, basic and diluted	$(0.01)	$(0.14)	$(1.51)	$(0.31)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	401.3	195.4	310.5	194.5

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenue	$2.9	$3.3	$40.7	$6.4
Research and development	27.9	21.7	310.8	43.5
Sales and marketing	7.9	7.7	80.3	15.4
General and administrative	16.4	6.0	109.8	12.2

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$504.1	$430.0
Short-term investments	477.7	—
Trade and other receivables, net	31.2	29.3
Prepaid expenses and other current assets	86.8	58.8
Total current assets	1,099.8	518.1
Property and equipment, net	330.8	341.9
Intangible assets, net	16.3	17.0
Goodwill	97.8	98.9
Other assets	57.7	44.0
Total assets	$1,602.4	$1,019.9
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24.0	$31.9
Accrued and other current liabilities	172.3	129.8
Accrued compensation and benefits	45.1	56.1
Capital lease obligation	87.1	102.7
Deferred revenue	464.8	417.9
Total current liabilities	793.3	738.4
Capital lease obligation, non-current	73.1	71.6
Deferred rent, non-current	73.6	69.8
Other non-current liabilities	31.5	37.2
Total liabilities	971.5	917.0
Stockholders’ equity:
Convertible preferred stock	—	615.3
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,248.4	533.1
Accumulated deficit	(1,619.4)	(1,049.7)
Accumulated other comprehensive income	1.9	4.2
Total stockholders’ equity	630.9	102.9
Total liabilities and stockholders’ equity	$1,602.4	$1,019.9

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flow from operating activities
Net loss	$(4.1)	$(26.8)	$(469.6)	$(59.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40.0	46.4	75.9	94.4
Stock-based compensation	55.1	38.7	541.6	77.5
Amortization of deferred commissions	2.9	1.4	5.3	2.6
Donation of common stock to charitable foundation	—	9.4	—	9.4
Other	(0.5)	(0.4)	(1.1)	(0.9)
Changes in operating assets and liabilities:
Trade and other receivables, net	(5.5)	(8.7)	(1.9)	(9.1)
Prepaid expenses and other current assets	(32.4)	(4.7)	(33.9)	2.4
Other assets	(11.8)	(0.3)	(17.5)	(2.1)
Accounts payable	(5.7)	1.8	(8.5)	2.6
Accrued and other current liabilities	35.7	6.1	44.5	11.8
Accrued compensation and benefits	15.3	13.5	(10.9)	(6.6)
Deferred revenue	19.7	13.3	46.4	32.2
Non-current liabilities	3.2	(3.6)	3.4	(6.6)
Net cash provided by operating activities	111.9	86.1	173.7	147.7
Cash flow from investing activities
Capital expenditures	(9.7)	(3.7)	(19.6)	(8.8)
Purchase of intangible assets	—	(0.5)	(2.5)	(0.8)
Cash received from equipment rebates	0.8	0.6	0.9	1.9
Purchases of short-term investments	(315.1)	—	(495.9)	—
Proceeds from maturities of short-term investments	16.4	—	16.4	—
Proceeds from sales of short-term investments	3.1	—	3.1	—
Net cash used in investing activities	(304.5)	(3.6)	(497.6)	(7.7)
Cash flow from financing activities
Proceeds from initial public offering and private placement, net of underwriters' discounts and commissions	108.4	—	746.6	—
Payments of deferred offering costs	(2.5)	—	(3.4)	—
Shares repurchased for tax withholdings on release of restricted stock	(41.2)	—	(282.4)	(24.0)
Principal payments against capital lease obligations	(28.5)	(34.7)	(58.3)	(69.3)
Other	(1.8)	(3.9)	(3.1)	(5.1)
Net cash provided by (used in) financing activities	34.4	(38.6)	399.4	(98.4)
Effect of exchange rate changes on cash and cash equivalents	(3.0)	0.6	(1.4)	1.4
Change in cash and cash equivalents	(161.2)	44.5	74.1	43.0
Cash and cash equivalents—beginning of period	665.3	351.2	430.0	352.7
Cash and cash equivalents—end of period	$504.1	$395.7	$504.1	$395.7

Supplemental cash flow data:
Property and equipment acquired under capital leases	$18.7	$0.9	$44.2	$15.4

Dropbox, Inc.
Three months ended June 30, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Donation of common stock to the Dropbox Foundation	Non-GAAP
Cost of revenue	$89.5	$(2.9)	$—	$86.6
Cost of revenue margin	26.4%	(0.9)%	—%	25.5%
Gross profit	249.7	2.9	—	252.6
Gross margin	73.6%	0.9%	—%	74.5%
Research and development	119.7	(27.9)	—	91.8
Research and development margin	35.3%	(8.2)%	—%	27.1%
Sales and marketing	87.4	(7.9)	—	79.5
Sales and marketing margin	25.8%	(2.3)%	—%	23.4%
General and administrative	49.8	(16.4)	—	33.4
General and administrative margin	14.7%	(4.8)%	—%	9.8%
Income (loss) from operations	$(7.2)	$55.1	$—	$47.9
Operating margin	(2.1)%	16.2%	—%	14.1%

Dropbox, Inc.
Three months ended June 30, 2017
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Donation of common stock to the Dropbox Foundation	Non-GAAP
Cost of revenue	$92.2	$(3.3)	$—	$88.9
Cost of revenue margin	34.6%	(1.3)%	—%	33.3%
Gross profit	174.5	3.3	—	177.8
Gross margin	65.4%	1.3%	—%	66.7%
Research and development	89.8	(21.7)	—	68.1
Research and development margin	33.7%	(8.2)%	—%	25.5%
Sales and marketing	69.2	(7.7)	—	61.5
Sales and marketing margin	25.9%	(2.8)%	—%	23.1%
General and administrative	42.2	(6.0)	(9.4)	26.8
General and administrative margin	15.8%	(2.2)%	(3.5)%	10.0%
Income (loss) from operations	$(26.7)	$38.7	$9.4	$21.4
Operating margin	(10.0)%	14.5%	3.5%	8.0%

Dropbox, Inc.
Six months ended June 30, 2018
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll taxes related to the release of two-tier RSUs	Donation of common stock to the Dropbox Foundation	Non-GAAP
Cost of revenue	$210.1	$(40.7)	$(1.1)	$—	$168.3
Cost of revenue margin	32.1%	(6.2)%	(0.2)%	—%	25.7%
Gross profit	445.4	40.7	1.1	—	487.2
Gross margin	67.9%	6.2%	0.2%	—%	74.3%
Research and development	498.2	(310.8)	(8.3)	—	179.1
Research and development margin	76.0%	(47.4)%	(1.3)%	—%	27.3%
Sales and marketing	244.4	(80.3)	(2.2)	—	161.9
Sales and marketing margin	37.3%	(12.3)%	(0.3)%	—%	24.7%
General and administrative	175.9	(109.8)	(2.3)	—	63.8
General and administrative margin	26.8%	(16.8)%	(0.4)%	—%	9.7%
Income (loss) from operations	$(473.1)	$541.6	$13.9	$—	$82.4
Operating margin	(72.2)%	82.6%	2.1%	—%	12.6%

Dropbox, Inc.
Six months ended June 30, 2017
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Employer payroll taxes related to the release of two-tier RSUs	Donation of common stock to the Dropbox Foundation	Non-GAAP
Cost of revenue	$185.7	$(6.4)	$—	$—	$179.3
Cost of revenue margin	36.1%	(1.3)%	—%	—%	34.8%
Gross profit	328.9	6.4	—	—	335.3
Gross margin	63.9%	1.3%	—%	—%	65.2%
Research and development	179.1	(43.5)	—	—	135.6
Research and development margin	34.8%	(8.5)%	—%	—%	26.4%
Sales and marketing	136.4	(15.4)	—	—	121.0
Sales and marketing margin	26.5%	(3.0)%	—%	—%	23.5%
General and administrative	73.5	(12.2)	—	(9.4)	51.9
General and administrative margin	14.3%	(2.4)%	—%	(1.8)%	10.1%
Income (loss) from operations	$(60.1)	$77.5	$—	$9.4	$26.8
Operating margin	(11.7)%	15.1%	—%	1.8%	5.2%

Dropbox, Inc.
Three and six months ended June 30, 2018 and 2017
Reconciliation of GAAP net loss to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(4.1)	$(26.8)	$(469.6)	$(59.9)
Stock-based compensation	55.1	38.7	541.6	77.5
Employer payroll taxes related to the release of two-tier RSUs	—	—	13.9	—
Donation of common stock to the Dropbox Foundation	—	9.4	—	9.4
Income tax effects of non-GAAP adjustments	(3.0)	(1.3)	(7.0)	(1.8)
Non-GAAP net income	$48.0	$20.0	$78.9	$25.2
Non-GAAP diluted net income per share	$0.11	$0.06	$0.20	$0.07
Weighted-average shares used to compute Non-GAAP diluted net income per share	423.1	346.9	397.4	344.0

Dropbox, Inc.
Three and six months ended June 30, 2018 and 2017
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Free cash flow reconciliation:
Net cash provided by operating activities	$111.9	$86.1	$173.7	$147.7
Less:
Capital expenditures	(9.7)	(3.7)	(19.6)	(8.8)
Free cash flow	$102.2	$82.4	$154.1	$138.9
Free cash flow margin	30.1%	30.9%	23.5%	27.0%
Supplemental disclosures:
Capital expenditures related to our new corporate headquarters, net of tenant improvement allowances(1)	$1.6	$—	$2.2	$—

(1) Capital expenditures include cash outflows related to the build-out of our new corporate headquarters in San Francisco, CA. Net cash provided by operating activities include tenant improvement allowances related to our new corporate headquarters, and represents cash received from our landlord to offset this build-out. These amounts are presented net in the table above. There was no cash received from our landlord related to our new corporate headquarters in the periods presented.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differs from GAAP in that it excludes stock-based compensation expense and employer payroll tax expense relating to the release of two-tier RSUs with respect to the three months ended March 31, 2018. Non-GAAP general and administrative expense also excludes expense related to a donation of common stock to the Dropbox Foundation with respect to the three months ended June 30, 2017. Non-GAAP net income also includes the income tax effect of these adjustments. The income tax effect of these adjustments is derived by calculating a non-GAAP tax rate by excluding the impact of our non-GAAP items from non-GAAP net income, and then applying GAAP standards, including our net operating losses, to the resulting non-GAAP net income. Free cash flow differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Non-GAAP diluted net income per share differs from GAAP diluted net loss per share in that the numerator utilizes the non-GAAP net income as described above, and the weighted-average shares used in the computation include certain shares that are excluded from the GAAP diluted net loss per share calculation because their effect would have been anti-dilutive.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term, and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under capital leases, includes capital expenditures related to our new corporate headquarters, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include capital expenditures related to our new corporate headquarters, net of tenant improvement allowances. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Darren Yip
ir@dropbox.com
or
Media:
Saman Asheer
press@dropbox.com